EXHIBIT 99.1

JOINT FILER INFORMATION

Name:	Brenda Leonhardt

Address:	3425 Stallion Lane
Weston, Florida 33331

Designated Filer:	Howard J. Leonhardt

Issuer & Ticker Symbol:	Bioheart, Inc. (BHRT)

Date of Event
Requiring Statement	10/2/2007